Exhibit 99.1

News Release

Contact:

Shelby Malvestuto

MagneGas Corp.

727-934-3448

shelbymalvestuto@magnegas.com

MagneGas Regains NASDAQ Compliance

NASDAQ OMX Notifies Company that it has met Minimum Bid Requirement

TAMPA, FL, June 2, 2015 – MagneGas Corporation, www.magnegas.com ("MagneGas" or the "Company") (NASDAQ: MNGA), a technology company that counts among its inventions a technology that converts liquid waste into a MagneGas® fuel, announced today that on June 1, 2015, it received notice from NASDAQ OMX that it has met the minimum bid price required by NASDAQ Rule 5550(a)(2) to enable it to maintain its NASDAQ listing. The notice states that NASDAQ has closed its review.

The MagneGas IR App is now available for free in Apple’s App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (NASDAQ: MNGA) is a technology Company that counts among its inventions, a patented process that converts liquid waste into hydrogen based fuels. The Company currently sells MagneGas® into the metal working market as a replacement to acetylene. It is also selling equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at www.MagneGas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

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